 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-274460
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 21, 2023)
KNOT Offshore Partners LP
Up to $100,000,000 Maximum Aggregate Offering Price of
Common Units Representing Limited Partner Interests
We have entered into an at-the-market issuance sales agreement (“sales agreement”) with B. Riley Securities, Inc., as our sales agent (the “Agent”), relating to common units representing limited partner interests in KNOT Offshore Partners LP (“common units”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may, through or to the Agent, as agent or/and principal, offer and sell from time to time common units having an aggregate offering price of up to $100 million. This new sales agreement replaces and supersedes our prior sales agreement with the Agent entered into on August 26, 2021, which had provided for a $100 million at-the-market offering program for our common units.
Our common units are traded on the New York Stock Exchange (“NYSE”) under the symbol “KNOP.” The last reported sale price of our common units on the NYSE on November 1, 2023 was $5.95 per common unit.
Sales of our common units, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The Agent will make all sales on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us.
The Agent will receive from us a commission up to 3.0% of the gross proceeds from the sales of common units offered hereby. In connection with the sale of the common units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts.
Investing in our common units involves risks. You should carefully consider the risk factors described or referred to under “Risk Factors” beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus before you make an investment in our common units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities
The date of this Prospectus Supplement is November 2, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we refer to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
This prospectus supplement and any “free writing prospectus” we may authorize to be delivered to you contain and incorporate by reference information that you should consider when making your investment decision. Neither we nor the Agent have authorized anyone to provide you with additional, different or inconsistent information. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. You should not assume that the information contained in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
We are offering to sell the common units, and are seeking offers to buy the common units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about and observe any restrictions relating to the offering of the common units and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with generally accepted accounting principles in the United States (or U.S. GAAP).
You should read carefully this prospectus supplement, any related free writing prospectus, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

S-i

Prospectus Supplement
Prospectus

S-ii

S-iii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access over the Internet at www.sec.gov. You may also obtain information about us on our website at www.knotoffshorepartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC. Our common units are traded on the NYSE under the symbol “KNOP.”
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website, also provided above, will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year on Form 6-K.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC and incorporated into this prospectus, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
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our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on March 30, 2023 (our “2022 Annual Report”);

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our reports on Form 6-K filed on April 5, 2023, April 10, 2023, September 11, 2023 and November 2, 2023;

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all subsequent reports on Form 20-F and all reports on Form 6-K furnished prior to the termination of this offering that we expressly identify in such reports as being incorporated by reference into the registration statement of which this prospectus is a part;

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the description of our common units contained in our registration statement on Form 8-A/A filed on September 10, 2021, including any subsequent amendments or reports filed for the purpose of updating such description; and

•
all of our subsequent registration statements on Forms 8-A or 8-A/A filed prior to the termination of this offering.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC on its website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.knotoffshorepartners.com. You may also make requests for such documents at no cost by writing or calling us at the following address:
KNOT Offshore Partners LP
2 Queens Cross
Aberdeen
AB15 4YB, United Kingdom
Telephone: 44 (0) 1224 618420

FORWARD-LOOKING STATEMENTS
All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any free writing prospectus are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, expectations regarding our distribution levels and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements with respect to, among other things:
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market trends in the shuttle tanker or general tanker industries, including hire rates, factors affecting supply and demand, and opportunities for the profitable operations of shuttle tankers and conventional tankers;

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market trends in the production of oil in the North Sea, Brazil and elsewhere;

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the ability of KNOT and KNOT Offshore Partners’ to build shuttle tankers and the timing of the delivery and acceptance of any such vessels by their respective charterers;

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KNOT Offshore Partners’ ability to purchase vessels from KNOT in the future;

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KNOT Offshore Partners’ ability to enter into long-term charters, which KNOT Offshore Partners defines as charters of five years or more, or shorter-term charters or voyage contracts;

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KNOT Offshore Partners’ ability to refinance its indebtedness on acceptable terms and on a timely basis and to make additional borrowings and to access debt and equity markets;

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KNOT Offshore Partners’ distribution policy, forecasts of KNOT Offshore Partners’ ability to make distributions on its common units, Class B Units and Series A Convertible Preferred Units (the “Series A Preferred Units”), the amount of any such distributions and any changes in such distributions;

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KNOT Offshore Partners’ ability to integrate and realize the expected benefits from acquisitions;

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impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;

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KNOT Offshore Partners’ anticipated growth strategies;

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the effects of a worldwide or regional economic slowdown;

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turmoil in the global financial markets;

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fluctuations in currencies, inflation and interest rates;

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fluctuations in the price of oil;

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general market conditions, including fluctuations in hire rates and vessel values;

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changes in KNOT Offshore Partners’ operating expenses, including drydocking and insurance costs and bunker prices;

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recoveries under KNOT Offshore Partners’ insurance policies;

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the length and cost of drydocking;

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KNOT Offshore Partners’ future financial condition or results of operations and future revenues and expenses;

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the repayment of debt and settling of any interest rate swaps;

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planned capital expenditures and availability of capital resources to fund capital expenditures;

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KNOT Offshore Partners’ ability to maintain long-term relationships with major users of shuttle tonnage;

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KNOT Offshore Partners’ ability to leverage KNOT’s relationships and reputation in the shipping industry;

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KNOT Offshore Partners’ ability to maximize the use of its vessels, including the re-deployment or disposition of vessels no longer under charter;

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the financial condition of KNOT Offshore Partners’ existing or future customers and their ability to fulfill their charter obligations;

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timely purchases and deliveries of newbuilds;

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future purchase prices of newbuilds and secondhand vessels;

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any impairment of the value of KNOT Offshore Partners’ vessels;

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KNOT Offshore Partners’ ability to compete successfully for future chartering and newbuild opportunities;

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acceptance of a vessel by its charterer;

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termination dates and extensions of charters;

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the impact of the Russian war with Ukraine;

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the expected cost of, and KNOT Offshore Partners’ ability to, comply with governmental regulations (including climate change regulations), and maritime self-regulatory organization standards, as well as standard regulations imposed by its charterers applicable to KNOT Offshore Partners’ business;

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availability of skilled labor, vessel crews and management, including possible disruptions due to the COVID-19 outbreak;

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the effects of outbreaks of pandemics or contagious diseases, including the impact on KNOT Offshore Partners’ business, cash flows and operations as well as the business and operations of its customers, suppliers and lenders;

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KNOT Offshore Partners’ general and administrative expenses and its fees and expenses payable under the technical management agreements, the management and administration agreements and the administrative services agreement;

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the anticipated taxation of KNOT Offshore Partners and distributions to its unitholders;

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estimated future capital expenditures;

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Marshall Islands economic substance requirements;

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KNOT Offshore Partners’ ability to retain key employees;

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customers’ increasing emphasis on climate, environmental and safety concerns;

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the impact of any cyberattack;

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potential liability from any pending or future litigation;

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potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

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future sales of KNOT Offshore Partners’ securities in the public market;

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KNOT Offshore Partners’ business strategy and other plans and objectives for future operations; and

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other factors listed from time to time in the reports and other documents that KNOT Offshore Partners files with the SEC.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” set forth in this prospectus and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, without limitation, our 2022 Annual Report and subsequent quarterly reports on Form 6-K. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We make no prediction or statement about the performance of our common units or other securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations should be carefully reviewed and considered.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference herein and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
References in this prospectus to “KNOT Offshore Partners,” “we,” “our,” “us” and “the Partnership” or similar terms refer to KNOT Offshore Partners LP or any one or more of its subsidiaries, or to all such entities, unless the context otherwise indicates. References in this prospectus to “our general partner” refer to KNOT Offshore Partners GP LLC, the general partner of KNOT Offshore Partners. References in this prospectus to “KNOT UK” refer to KNOT Offshore Partners UK LLC, a wholly owned subsidiary of the Partnership. References in this prospectus to “KNOT” refer, depending on the context, to Knutsen NYK Offshore Tankers AS and to any one or more of its direct and indirect subsidiaries. References in this prospectus to “TSSI” refer to TS Shipping Invest AS, and references to “NYK Europe” refer to NYK Holding (Europe) B.V., each of which holds a 50% interest in KNOT. References in this prospectus to “KNOT Management” are to KNOT Management AS, a wholly owned subsidiary of KNOT.
Overview
We are a limited partnership formed to own, operate and acquire shuttle tankers, initially and whenever possible, under long-term charters. We intend to leverage the relationships, expertise and reputation of KNOT, a leading independent owner and operator of shuttle tankers, to pursue potential growth opportunities and to attract and retain high-quality, creditworthy customers. We have a modern fleet of eighteen shuttle tankers that operates under charters with major oil and gas companies engaged in offshore production. As of September 30, 2023, our fleet had charters with an average remaining fixed duration of 2.0 years.
Our Relationship with Knutsen NYK Offshore Tankers AS
We believe that one of our principal strengths is our relationship with KNOT. We believe our relationship with KNOT gives us access to KNOT’s relationships with major international oil and gas companies, shipbuilders, financing sources and suppliers and its technical, commercial and managerial expertise, which we believe allows us to compete more effectively when seeking additional customers. KNOT, through its wholly owned subsidiaries, KNOT Management and KNOT Management Denmark AS, provides ship management services relating to the shuttle tankers in our fleet, which allows for a fully integrated shipping operation, providing newbuild supervision, project development, crewing, technical management and various other maritime services.
As of November 2, 2023, KNOT owned 28.4% of our common units, 100% of the equity in our general partner and all of our Class B Units, and our general partner owned a 1.83% general partner interest in us and 0.3% of our common units. KNOT also owns 208,333 (or 5.9%) of our Series A Preferred Units. Upon issuance of common units, our general partner has the right (but not the obligation) to make additional capital contributions to the extent necessary to maintain its general partner interest in us at the same percentage level as before the issuance. Our general partner and its affiliates (including KNOT) also have the right (but not the obligation) to purchase common units whenever, and on the same terms that, we issue common units to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates’ percentage interest in us, including its interest represented by common units, that existed immediately prior to each issuance. If common units are sold in the offering, both our general partner and KNOT intend to exercise these rights to maintain their percentage ownership interests in the Partnership (the “Preemptive Rights Exercise”).
KNOT, whose predecessor was formed in 1987, is jointly owned by TSSI and NYK Europe.
Principal Executive Offices
Our registered and principal executive offices are located at 2 Queen’s Cross, Aberdeen, AB15 4YB, United Kingdom, and our phone number is 44 (0) 1224 618420. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website at www.knotoffshorepartners.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Please read “Where You Can Find More Information” for an explanation of our reporting requirements as a foreign private issuer.

The Offering
Issuer
KNOT Offshore Partners LP
Units offered by us
Common units having an aggregate offering price of up to $100,000,000.
Manner of offering
“At-the-market offering” that may be made from time to time through the Agent, as agent or/and principal, pursuant to the terms of the sales agreement. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sales of the common units, if any, after deducting the Agent’s commission and our offering expenses, and from the Preemptive Rights Exercise, if any, for general partnership purposes, which may include, among other things, the repayment of indebtedness or the funding of acquisitions or other capital expenditures.
Exchange listing
Our common units are listed on the NYSE under the symbol “KNOP.”
Tax considerations
We have elected to be taxed as a corporation for U.S. federal income tax purposes. Consequently, all or a portion of the distributions you receive from us may constitute dividends for such purposes. If you are an individual citizen or resident of the United States or a U.S. estate or trust and meet certain holding period and other requirements, such dividends are expected to be treated as “qualified dividend income” that is taxable at preferential capital gain tax rates. In addition, there are other U.S. and non-U.S. tax matters you should consider before investing. Please read “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the accompanying prospectus.
Risk factors
Investing in our common units involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-8 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference herein before you make an investment in our common units.

RISK FACTORS
Before investing in our common units, you should carefully consider all of the information included in or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partnership interests are inherently different from the capital stock of a corporation. When evaluating an investment in our common units, you should carefully consider the following risk factors, as well as the discussion of the risk factors in our 2022 Annual Report incorporated by reference into this prospectus and any subsequent reports on Form 20-F or Form 6-K incorporated by reference herein. If any of these risks were to occur, our business, financial condition or operating results could be materially adversely affected. In that case, our ability to pay distributions on our common units may be reduced, the trading price of our common units could decline and you could lose all or part of your investment.
Risks Related to this Offering and Our Common Units
The market price of our common units may be adversely affected by the future issuance and sale of additional common units, including pursuant to the sales agreement, or by our announcement that such issuances and sales may occur.
We cannot predict the size of future issuances or sales of our common units, including those made pursuant to the sales agreement with the Agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common units. In addition, the Agent will not engage in any transactions that stabilize the price of our common units if such transactions would violate applicable securities laws. The issuance and sale of substantial amounts of common units, including issuances and sales pursuant to the sales agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our common units.
The common units offered hereby will be sold in “at-the-market” offerings, and investors who buy common units at different times will likely pay different prices.
Investors who purchase common units in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of common units sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their common units as a result of sales made at prices lower than the prices they paid.
It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of common units that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common units during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common units during the sales period. Because the price per unit for each unit sold will fluctuate during the sales period, it is not possible to predict the aggregate proceeds to be raised in connection with those sales. There can be no assurance that we will be able to sell any common units under the sales agreement or fully utilize the sales agreement as a source of financing.
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

USE OF PROCEEDS
We intend to use the net proceeds from the sales of common units hereunder, if any, after deducting the Agent’s commission and our offering expenses, and from the Preemptive Rights Exercise, if any, for general partnership purposes, which may include, among other things, the repayment of indebtedness or the funding of acquisitions or other capital expenditures. We will have broad discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of common units. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DESCRIPTION OF COMMON UNITS
For a description of our common units and the important provisions of our partnership agreement and the rights and privileges of our unitholders, please refer to our registration statement on Form 8-A/A, filed with the SEC on September 10, 2021, as updated by Exhibit 2.1 to our 2022 Annual Report. A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for the common units.
As of November 2, 2023, we had 34,045,081 common units outstanding, of which 24,293,458 are held by the public and 9,751,623 are held by KNOT and its wholly owned subsidiary, KNOT Offshore GP LLC, our general partner. We also have 3,541,666 Series A Preferred Units outstanding, of which 208,333 are owned by KNOT. We also have 252,405 Class B Units outstanding, all of which are owned by KNOT.
The transfer agent and registrar for our common units is Equiniti Trust Company, LLC.

PLAN OF DISTRIBUTION
We have entered into a sales agreement dated November 2, 2023 with B. Riley Securities, Inc., as sales agent, under which we may offer and sell our common units, through or to B. Riley, as agent and/or principal, having an aggregate offering price of up to $100 million from time to time. The sales, if any, of common units made under the sales agreement will be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including ordinary brokers’ transactions through the facilities of the NYSE at market prices or in block transactions or as otherwise agreed between us and the Agent.
Each time we wish to issue and sell common units under the sales agreement, we will notify the Agent of the number of common units proposed to be issued, the time period during which such sales are requested to be made, any limitation on the number of common units which may be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. The Agent is not required to sell any specific number or dollar amount of common units, but subject to the terms and conditions of the sales agreement, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell on our behalf all of the designated common units. We may instruct the Agent not to sell any common units if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend any offering of common units at any time and from time to time by notifying the other party.
The Agent will provide to us written confirmation following the close of trading on the NYSE each day in which common units are sold by it as our agent under the sales agreement, with such written notice to be provided no later than the opening of the next day of trading on the NYSE. Each confirmation will include the number of common units sold on that day, the net proceeds to us (after compensation to the Agent for such sales, any other amounts due to the Agent pursuant to the sales agreement and regulatory transaction fees, if any, but before other expenses) (the “Net Proceeds”) and the compensation payable by us to the Agent. We will disclose in each report on Form 6-K relating to any quarterly period and in each Annual Report on Form 20-F, the aggregate number of common units sold through the Agent under the sales agreement, the Net Proceeds to us and the compensation paid by us to the Agent in connection with the sales of the common units.
We will pay the Agent a commission up to 3.0% of the gross proceeds from the sales of common units offered hereby. Pursuant to the sales agreement, we have also agreed to reimburse the Agent for the reasonable and documented fees and out-of-pocket expenses of the Agent’s counsel, provided that the amount of such reimbursement shall not exceed an amount to be agreed upon by the parties up to $75,000 as agreed upon between the Agent and us, through the commencement date of this offering, and an additional amount for each subsequent representation date occurring at a time when a placement notice is pending (as described in the sales agreement), provided that the amount of reimbursement of such subsequent fees and expenses shall not exceed an amount to be agreed upon between the Agent and us up to $5,000.
Settlement for sales of common units will occur on the second trading day following the date on which any sales were made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the Net Proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering of common units pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common units subject to the sales agreement or (2) the termination of the sales agreement by us or by the Agent. The sales agreement replaces and supersedes our prior sales agreement with the Agent entered into on August 26, 2021.
In connection with the sale of the common units on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including civil liabilities under the Securities Act.
Pursuant to the sales agreement, we may sell common units to the Agent as principal for its own account under terms agreed by the Agent and us. To the extent required by applicable laws, we will disclose the terms of any sales by the Agent as principal in a separate filing with the SEC.

The Agent and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, the Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters with respect to the offering will be passed upon for us by Baker Botts L.L.P., Washington, D.C. The validity of the common units and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP, New York, New York. The Agent has been represented in connection with this offering by Morgan, Lewis & Bockius LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements of KNOT Offshore Partners LP appearing in KNOT Offshore Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2022 and the effectiveness of KNOT Offshore Partners LP’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Ernst & Young AS is located at Stortorvet 7, 0155 Oslo, Norway.

EXPENSES
The following table sets forth costs and expenses, other than the Agent’s commissions, in connection with the issuance and distribution of the common units covered by this prospectus supplement. All amounts are estimated except the SEC registration fee and the NYSE listing fee.
SEC registration fee attributable to this offering	$14,760
NYSE listing fee	48,000
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Printing costs	20,000
Miscellaneous	7,240
Total	$340,000

PROSPECTUS
KNOT Offshore Partners LP
Common Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests
Options
Warrants
Rights
Debt Securities
We may from time to time, in one or more offerings, offer and sell common units and other units representing limited partner interests in KNOT Offshore Partners LP, as well as options, warrants or rights to purchase common units or other classes of units or any combination thereof, and the debt securities described in this prospectus. We refer to the common units and other units representing limited partner interests in KNOT Offshore Partners LP, the options, warrants and rights to purchase common units or other classes of units and the debt securities collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $250 million.
Knutsen NYK Offshore Tankers AS, the selling unitholder, may from time to time, in one or more offerings, offer and sell up to 9,920,267 common units. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read “Selling Unitholder.”
We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we or the selling unitholder will or the selling unitholder offer the securities and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.
Our common units are traded on the New York Stock Exchange (the “NYSE”), under the symbol “KNOP.” We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

Investing in our securities involves risks. You should carefully consider the risk factors described under “Risk Factors” on page 8 of this prospectus before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September  21, 2023.

i

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. Neither we nor the selling unitholder have authorized anyone else to give you different information. Neither we nor the selling unitholder are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission (the “SEC”), incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $250 million in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 9,920,267 of our common units.
This prospectus provides you with a general description of KNOT Offshore Partners LP and the securities that are registered hereunder that may be offered by us or the selling unitholder. Each time we or the selling unitholder sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be “underwriter” under the Securities Act of 1933, as amended (or the Securities Act), each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.
Unless the context otherwise requires, references in this prospectus to “KNOT Offshore Partners LP,” “KNOT Offshore Partners,” the “Partnership,” “we,” “our,” “us” or similar terms refer to KNOT Offshore Partners LP, a Marshall Islands limited partnership, or any one or more of its subsidiaries. References in this prospectus to “our general partner” refer to KNOT Offshore Partners GP LLC, the general partner of the Partnership. References in this prospectus to the “selling unitholder” or to “KNOT” refer, depending on the context, to Knutsen NYK Offshore Tankers AS and to any one or more of its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access over the Internet at www.sec.gov. You may also obtain information about us on our website at www.knotoffshorepartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC. Our common units are traded on the NYSE under the symbol “KNOP.”
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website, also provided above, will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.
We incorporate by reference into this prospectus the documents listed below:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on March 30, 2023 (“our 2022 Annual Report”);

•
our reports on Form 6-K filed on April 5, 2023, April 10, 2023 and September 11, 2023;

•
all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

•
all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•
the description of our common units contained in our Registration Statement on Form 8-A/A filed on September 10, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our website at www.knotoffshorepartners.com, or by writing or calling us at the following address:
KNOT Offshore Partners LP
2 Queen’s Cross
Aberdeen, AB15 4YB
United Kingdom
+44 1224 618420
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we incorporate by reference contain certain forward-looking statements concerning plans and objectives of management for future operations or economic performance, or assumptions related thereto. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “intend,” “forecast,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. These forward-looking statements reflect management’s current views only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, unitholders are cautioned not to rely on any forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements with respect to, among other things:
•
market trends in the shuttle tanker or general tanker industries, including hire rates, factors affecting supply and demand, and opportunities for the profitable operations of shuttle tankers and conventional tankers;

•
market trends in the production of oil in the North Sea, Brazil and elsewhere;

•
the ability of KNOT and KNOT Offshore Partners to build shuttle tankers and the timing of the delivery and acceptance of any such vessels by their respective charterers;

•
KNOT Offshore Partners’ ability to purchase vessels from KNOT in the future;

•
KNOT Offshore Partners’ ability to enter into long-term charters, which KNOT Offshore Partners defines as charters of five years or more, or shorter-term charters or voyage contracts;

•
KNOT Offshore Partners’ ability to refinance its indebtedness on acceptable terms and on a timely basis and to make additional borrowings and to access debt and equity markets;

•
KNOT Offshore Partners’ distribution policy, forecasts of KNOT Offshore Partners’ ability to make distributions on its common units, Class B Units and Series A Convertible Preferred Units (the “Series A Preferred Units”), the amount of any such distributions and any changes in such distributions;

•
KNOT Offshore Partners’ ability to integrate and realize the expected benefits from acquisitions;

•
impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;

•
KNOT Offshore Partners’ anticipated growth strategies;

•
the effects of a worldwide or regional economic slowdown;

•
turmoil in the global financial markets;

•
fluctuations in currencies, inflation and interest rates;

•
fluctuations in the price of oil;

•
general market conditions, including fluctuations in hire rates and vessel values;

•
changes in KNOT Offshore Partners’ operating expenses, including drydocking and insurance costs and bunker prices;

•
recoveries under KNOT Offshore Partners’ insurance policies;

•
the length and cost of drydocking;

•
KNOT Offshore Partners’ future financial condition or results of operations and future revenues and expenses;

•
the repayment of debt and settling of any interest rate swaps;

•
planned capital expenditures and availability of capital resources to fund capital expenditures;

•
KNOT Offshore Partners’ ability to maintain long-term relationships with major users of shuttle tonnage;

•
KNOT Offshore Partners’ ability to leverage KNOT’s relationships and reputation in the shipping industry;

•
KNOT Offshore Partners’ ability to maximize the use of its vessels, including the re-deployment or disposition of vessels no longer under charter;

•
the financial condition of KNOT Offshore Partners’ existing or future customers and their ability to fulfill their charter obligations;

•
timely purchases and deliveries of newbuilds;

•
future purchase prices of newbuilds and secondhand vessels;

•
any impairment of the value of KNOT Offshore Partners’ vessels;

•
KNOT Offshore Partners’ ability to compete successfully for future chartering and newbuild opportunities;

•
acceptance of a vessel by its charterer;

•
termination dates and extensions of charters;

•
the impact of the Russian war with Ukraine;

•
the expected cost of, and KNOT Offshore Partners’ ability to, comply with governmental regulations (including climate change regulations), and maritime self-regulatory organization standards, as well as standard regulations imposed by its charterers applicable to KNOT Offshore Partners’ business;

•
availability of skilled labor, vessel crews and management, including possible disruptions due to the COVID-19 outbreak;

•
the effects of outbreaks of pandemics or contagious diseases, including the impact on KNOT Offshore Partners’ business, cash flows and operations as well as the business and operations of its customers, suppliers and lenders;

•
KNOT Offshore Partners’ general and administrative expenses and its fees and expenses payable under the technical management agreements, the management and administration agreements and the administrative services agreement;

•
the anticipated taxation of KNOT Offshore Partners and distributions to its unitholders;

•
estimated future capital expenditures;

•
Marshall Islands economic substance requirements;

•
KNOT Offshore Partners’ ability to retain key employees;

•
customers’ increasing emphasis on climate, environmental and safety concerns;

•
the impact of any cyberattack;

•
potential liability from any pending or future litigation;

•
potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

•
future sales of KNOT Offshore Partners’ securities in the public market;

•
KNOT Offshore Partners’ business strategy and other plans and objectives for future operations; and

•
other factors listed from time to time in the reports and other documents that KNOT Offshore Partners files with the SEC.

Forward-looking statements in this prospectus are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties, including those risks discussed in “Risk Factors” and those risks discussed in reports we file with the SEC. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. We make no prediction or statement about the performance of our securities. The various disclosures included in this prospectus and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations should be carefully reviewed and considered.

ABOUT KNOT OFFSHORE PARTNERS LP
We are a publicly traded limited partnership formed on February 21, 2013 to own and operate shuttle tankers under long-term charters. On April 15, 2013, we completed our initial public offering (our “IPO”). Our fleet currently consists of eighteen shuttle tankers. Knutsen NYK Offshore Tankers AS directly owns 9,661,255 of our common units, 208,333 of our Series A Preferred Units and all 252,405 of our outstanding Class B Units and indirectly owns, through its ownership of our general partner, a 1.83% general partner interest in us and 90,368 additional common units.
We were formed under the laws of the Marshall Islands and maintain our principal place of business at 2 Queen’s Cross, Aberdeen, AB15 4YB, United Kingdom. Our telephone number at that address is +44 (0) 1224 618420.

RISK FACTORS
An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in “Item 3. Key Information — Risk Factors” in our 2022 Annual Report, each, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for customary partnership purposes, including repayment of debt (including debt owed to KNOT), acquisitions, capital expenditures and additions to working capital.
The actual application of proceeds we receive from any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.
We will not receive any of the proceeds from the sale of common units by the selling unitholder.

CAPITALIZATION
The following table shows our historical cash and capitalization as of June 30, 2023. This table is derived from our condensed consolidated financial statements, including accompanying notes, incorporated by reference in this prospectus. You should read this table in conjunction with the historical financial statements and accompanying notes incorporated by reference into this prospectus and the sections entitled “Operating and Financial Review and Prospects” in our 2022 Annual Report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our report on Form 6-K for the six months ended June 30, 2023, each of which is incorporated by reference herein.
As of June 30, 2023
(In thousands)
Cash and cash equivalents	$63,124
Debt:(1)
Current portion of long-term debt	$188,317
Long-term debt, excluding current portion	$820,883
Total debt	$1,009,200
Series A Convertible Preferred Units	$84,308
Total partners’ capital	$521,014
Total capitalization	$1,614,522

(1)
Debt amounts exclude unamortized deferred loan issuance costs of $7.4 million.

Each prospectus supplement will include updated information on our capitalization.

DESCRIPTION OF THE COMMON UNITS
For a description of our common units and the important provisions of our partnership agreement and the rights and privileges of our unitholders, please refer to our registration statement on Form 8-A/A, filed with the SEC on September 10, 2021, as updated by Exhibit 2.1 to our 2022 Annual Report. A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part.
As of September 11, 2023, we had 34,045,081 common units outstanding, of which 24,293,458 are held by the public and 9,751,623 are held by KNOT and its wholly owned subsidiary, KNOT Offshore GP LLC, our general partner. We also have 3,541,666 Series A Preferred Units and 252,405 Class B Units outstanding.

DESCRIPTION OF THE OTHER CLASSES OF UNITS
Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests and other equity securities for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of our common unitholders. As of September 11, 2023, no classes of limited partner interests were outstanding other than the common units, the Class B Units and the Series A Preferred Units.
Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:
•
the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•
the number of units to be offered;

•
the public offering price at which the units will be issued;

•
any sinking fund provisions of the units;

•
the voting rights, if any, of the units;

•
the distribution rights of the units, if any;

•
whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•
the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•
a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to the operating agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.
Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

DESCRIPTION OF THE OPTIONS
We may issue options for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of options to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Options may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of options will be issued under a separate option agreement to be entered into between us and a bank or trust company, as option agent. The option agent will act solely as our agent in connection with the options and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of options. A copy of the option agreement will be filed with the SEC in connection with the offering of options.
The prospectus supplement relating to a particular issue of options to purchase common units or other classes of units or any combination thereof will describe the terms of such options, including, among other things, the following:
•
the title of the options;

•
the offering price for the options, if any;

•
the aggregate number of the options;

•
the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the options;

•
if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

•
if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

•
the number of common units or other classes of units that may be purchased upon exercise of an option and the price at which such securities may be purchased upon exercise;

•
the dates on which the right to exercise the options commence and expire;

•
if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material federal income tax considerations;

•
anti-dilution provisions of the options, if any;

•
redemption or call provisions, if any, applicable to the options;

•
any additional terms of the options, including terms, procedures, and limitations relating to the exchange and exercise of the options; and

•
any other information we think is important about the options.

Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of common units or other classes of units being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.
Until you exercise your options to purchase our common units or other classes of units, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of warrants to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
The prospectus supplement relating to a particular issue of warrants to purchase common units or other classes of units or any combination of the foregoing will describe the terms of such warrants, including, among other things, the following:
•
the title of the warrants;

•
the offering price for the warrants, if any;

•
the aggregate number of the warrants;

•
the designation and terms of the common units or other classes of units that maybe purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•
if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•
the number of common units or other classes of units that may be purchased upon exercise of a warrant and the price at which such securities may be purchased upon exercise;

•
the dates on which the right to exercise the warrants commence and expire;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
if applicable, a discussion of material federal income tax considerations;

•
anti-dilution provisions of the warrants, if any;

•
redemption or call provisions, if any, applicable to the warrants;

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•
any other information we think is important about the warrants.

Each warrant will entitle the holder of the warrant to purchase the number common units or other classes of units being offered at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our common units or other classes of units, you will not have any rights as a holder of common units or other classes of units by virtue of your ownership of warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase common units or other classes of units or any combination thereof. Our partnership agreement authorizes us to issue an unlimited number of rights to purchase common units or other classes of units for the consideration and with the rights, preferences, and privileges established by our board of directors without the approval of any of our limited partners. These rights may be issued independently or together with any other securities and may or may not be transferable by the holder receiving the rights. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement, which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including, among other things, the following:
•
the date of determining the unitholders entitled to the rights distribution;

•
the number of rights issued or to be issued to each unitholder;

•
the exercise price payable for each common unit or other unit upon the exercise of the rights;

•
the number and terms of the common units or other classes of units which may be purchased per each right;

•
the extent to which the rights are transferable;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•
any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

•
any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF THE DEBT SECURITIES
When used in this section, the terms “we,” “us,” “our” and “issuer” refer to KNOT Offshore Partners LP.
The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations, as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.
If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.
General
The debt securities will be:
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our direct general obligations;

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either senior debt securities or subordinated debt securities; and

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issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

The term “Trustee” as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Specific Terms of Each Series of Debt Securities
The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.
We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:
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whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

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the guarantors of the debt securities, if any;

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whether the debt securities are secured or unsecured;

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the form and title of the debt securities;

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the total principal amount of the debt securities and any limit on such total principal amount;

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the price at which we will issue the debt securities;

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the date or dates on which the debt securities may be issued;

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the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

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any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

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the dates on which the principal and premium, if any, of the debt securities will be payable;

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the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

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any optional redemption provisions;

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whether the debt securities are convertible into or exchangeable for other securities and the conversion or exchange rate and other related terms, conditions and features.

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any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

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whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

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whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

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deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

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any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:
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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

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debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.
Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.
Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.
Covenants
Reports
The indenture contains the following covenant for the benefit of the holders of all series of debt securities:
So long as any debt securities are outstanding, KNOT Offshore Partners will:

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for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

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if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.
Events of Default, Remedies and Notice
Events of Default
Each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:
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default in any payment of interest on any debt securities of that series when due that continues for 30 days;

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default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

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default in the payment of any sinking fund payment on any debt securities of that series when due;

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failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

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certain events of bankruptcy, insolvency or reorganization of the issuer.

Exercise of Remedies
If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.
A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25.0% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of such notice.
If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.
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The holders of a majority in principal amount of the outstanding debt securities of a series may:

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waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

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rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

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rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

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all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:
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such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

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holders of at least 25.0% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

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such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

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the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

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the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:
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conflicts with law;

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is inconsistent with any provision of the indenture;

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the Trustee determines is unduly prejudicial to the rights of any other holder; or

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would involve the Trustee in personal liability.

Notice of Event of Default
Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.
If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.
Amendments and Waivers
The issuer may amend the indenture without the consent of any holder of debt securities to:
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cure any ambiguity, omission, defect or inconsistency;

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convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

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provide for the assumption by a successor of our obligations under the indenture;

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add guarantors with respect to the debt securities;

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change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

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secure the debt securities;

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add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

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make any change that does not adversely affect the rights of any holder;

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add or appoint a successor or separate Trustee; or

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comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, the issuer may amend the indenture if the holders of a majority in aggregate principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:
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reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

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reduce the rate of or extend the time for payment of interest on any debt securities;

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reduce the principal of or extend the stated maturity of any debt securities;

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reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

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make any debt securities payable in any currency other than U.S. dollars;

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in the case of any subordinated debt security, make any change to the subordination provisions that adversely affects the rights of any holder under such provisions;

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impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

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impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

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release any security that has been granted in respect of the debt securities;

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make any change to the amendment provisions which require each holder’s consent;

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in the case of any subordinated debt security, make any change to the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of KNOT Offshore Partners; or

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make any change to the waiver provisions.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:
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compliance by the issuer with certain restrictive provisions of the indenture; and

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any past default under the indenture, subject to certain rights of the Trustee under the indenture;

except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.

Defeasance
At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a “legal defeasance.” If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:
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relating to the defeasance trust;

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to register the transfer or exchange of the debt securities;

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to replace mutilated, destroyed, lost or stolen debt securities; or

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to maintain a registrar and paying agent in respect of the debt securities.

If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.
At any time the issuer may also effect a “covenant defeasance,” which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.
The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under “— Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.
In order to exercise either defeasance option, the issuer must:
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irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

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comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

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deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability
None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or our general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.
By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Provisions Relating only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of KNOT Offshore Partners. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:
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we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

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we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of KNOT Offshore Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

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any other default on any Senior Indebtedness of KNOT Offshore Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The subordinated indenture will not limit the amount of Senior Indebtedness that KNOT Offshore Partners may incur, unless otherwise indicated in the applicable prospectus supplement.
Book Entry, Delivery and Form
A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York (“DTC”) will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.
DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.
DTC advises us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the U.S. Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC is owned by a number of its participants and by the NYSE and the Financial Industry Regulatory Authority (“FINRA”). The rules that apply to DTC and its participants are on file with the SEC.

DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
Principal, premium, if any, and interest payments due on the global securities will be wired to DTC’s nominee. The issuer, the Trustee and any paying agent will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.
It is DTC’s current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.
Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.
Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:
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DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

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the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee
A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations that may be relevant to current and prospective common unitholders and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. Statements contained herein that “we believe,” “we expect” or similar phrases are not legal conclusions or opinions of counsel.
This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (“Treasury Regulations”), and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to KNOT Offshore Partners LP.
The following discussion applies only to beneficial owners of common units that own the common units as “capital assets” within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts, persons who own (actually or constructively) 10.0% or more of the voting power or value of our equity, or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or our current and prospective unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.
This discussion does not contain information regarding any U.S. state, local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each current and prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.
Election to be Treated as a Corporation
We have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of our common units that is:
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an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

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an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

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a trust if (1) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions
Subject to the discussion below of the rules applicable to passive foreign investment companies (“PFICs”), any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends-received deduction with respect to distributions they receive from us. Dividends received with respect to our common units generally will be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.
Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (a “U.S. Individual Holder”) generally will be treated as “qualified dividend income,” which is taxable to such U.S. Individual Holder at preferential tax rates provided that: (1) our common units are readily tradable on an established securities market in the United States (such as the NYSE, on which our common units are traded); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under “— PFIC Status and Significant Tax Consequences”); (3) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Because of the uncertainty of these matters, including whether we are or will be a PFIC, there is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.
Special rules may apply to any amounts received in respect of our common units that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder’s adjusted tax basis (or fair market value upon the unitholder’s election) in such common unit. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20.0% of a unitholder’s adjusted tax basis (or fair market value). If we pay an “extraordinary dividend” on our common units that is treated as “qualified dividend income,” then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.
Sale, Exchange or Other Disposition of Common Units
Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such units. The U.S. Holder’s initial tax basis in its units generally will be the U.S. Holder’s purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under “— Distributions”). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

Medicare Tax on Net Investment Income
Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (1) “net investment income” or (2) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units.
PFIC Status and Significant Tax Consequences
Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held our common units, either:
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at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

•
at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute “passive income” unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.
Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for the 2022 taxable year and we expect that we will not be a PFIC for our current or any future taxable year. We have received an opinion of our U.S. counsel, Baker Botts L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for the 2022 taxable year arose, and we expect that more than 25.0% of our gross income for our current taxable year and each future year will arise, from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for the 2022 taxable year. Assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current and any future year.
Our U.S. counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (the “Fifth Circuit”) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a “foreign sales corporation” provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the Fifth Circuit’s holding in Tidewater and its position that the marine time charter agreements at issue in Tidewater should be treated as service contracts.

Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time-chartering operations. Thus, it is possible that the IRS or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to our current or any future taxable year, we cannot assure unitholders that the nature of our operations will not change and that we will not become a PFIC in our current or any future taxable year.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units (and regardless of whether we remain a PFIC over the subsequent taxable years), such U.S. Holder should be subject to different taxation rules depending on whether such U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such U.S. Holder must file an annual report with the IRS. If we were to be treated as a PFIC, then a U.S. Holder would generally be subject to the PFIC rules (as discussed below) with respect to any of our subsidiaries that are PFICs.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder makes a timely QEF election (an “Electing Holder”), then, for U.S. federal income tax purposes, that Electing Holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that Electing Holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder’s adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If, contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above. Although the QEF election is available with respect to subsidiaries, in the event we are a PFIC and acquire or own a subsidiary in the future that is treated as a PFIC, no assurances can be made that we will be able to provide U.S. Holders with the necessary information to make the QEF election with respect to such subsidiary.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units and, as we anticipate, our common units were treated as “marketable stock,” then, as an alternative to making a QEF election, such U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s common units at the end of the taxable year over the U.S. Holder’s adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. The mark-to-market election generally will not be available with respect to subsidiaries. Accordingly, in the event we are a PFIC and acquire or own a subsidiary in the future that is treated as a PFIC, the mark-to-market election generally will not be available with respect to such subsidiary.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
If we were to be treated as a PFIC for any taxable year in which a U.S. Holder holds our common units and such U.S. Holder does not make either a QEF election or a “mark-to-market” election for that year (a “Non-Electing Holder”), then such Non-Electing Holder would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units) and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:
•
the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•
the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to such units.
U.S. Federal Income Taxation of Non-U.S. Holders
A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a “Non-U.S. Holder.” If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our common units.
Distributions
Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such distributions also are attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected dividends received by a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a 30.0% rate (or, if applicable, a lower treaty rate).
Disposition of Units
In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). The after-tax amount of any effectively connected gain of a corporate Non-U.S. Holder may also be subject to an additional U.S. branch profits tax at a rate of 30.0% (or, if applicable, a lower treaty rate). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and they meet certain other requirements.
Backup Withholding and Information Reporting
In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

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is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

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in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or successor form), as applicable.
Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.
In addition, individual citizens or residents of the United States holding certain “foreign financial assets” (which generally includes stock and other securities issued by a foreign person unless held in an account maintained by a financial institution) that exceed certain thresholds (the lowest being holding foreign financial assets with an aggregate value in excess of: (1) $50,000 on the last day of the tax year or (2) $75,000 at any time during the tax year) are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Unitholders should consult their tax advisors regarding their reporting obligations, if any, that would result from their purchase, ownership or disposition of our units.

NON-UNITED STATES TAX CONSIDERATIONS
Unless the context otherwise requires, references in this section to “we,” “our” or “us” are references to KNOT Offshore Partners LP.
Marshall Islands Tax Consequences
The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable only to persons who are not citizens of and do not reside in, maintain offices in or engage in business or conduct transactions or operations in the Republic of the Marshall Islands.
Because we and our subsidiaries do not and assuming that we continue not to carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of units.
Norwegian Tax Consequences
The following discussion is based upon the opinion of Advokatfirmaet Thommessen AS, our counsel as to taxation matters under the laws of the Kingdom of Norway that may be relevant to current and prospective unitholders who are persons not resident in Norway for taxation purposes (“Non-Norwegian Holders”).
The discussion that follows is based upon existing Norwegian legislation and current Norwegian Tax Administration practice as of the date of this prospectus. Changes in these authorities may cause the tax consequences to vary substantially from the consequences of unit ownership described below.
Current and prospective unitholders who are resident in Norway for taxation purposes are urged to consult their own tax advisors regarding the potential Norwegian tax consequences to them of an investment in our common units. For this purpose, a company incorporated outside of Norway will be treated as resident in Norway in the event its central management and control is carried out in Norway.
Taxation of Non-Norwegian Holders
Under the Norwegian Tax Act on Income and Wealth, Non-Norwegian Holders will not be subject to any taxes in Norway on income or profits in respect of the acquisition, holding, disposition or redemption of the common units, provided that:
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we are not treated as carrying on business in Norway; and

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either of the following conditions is met:

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if such holders are resident in a country that does not have an income tax treaty with Norway, such holders are not engaged in a Norwegian trade or business to which the common units are effectively connected; or

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if such holders are resident in a country that has an income tax treaty with Norway, such holders do not have a permanent establishment in Norway to which the common units are effectively connected.

A Non-Norwegian Holder that carries on a business in Norway through a partnership is subject to Norwegian tax on income derived from the business if managed from Norway or carried on by the Partnership in Norway.
While we expect to conduct our affairs in such a manner that our business will not be treated as managed from or carried on in Norway at any time in the future, this determination is dependent upon the facts existing at such time, including (but not limited to) the place where our board of directors meets and the place where our management makes decisions or takes certain actions affecting our business. Our Norwegian tax counsel has advised us regarding certain measures we can take to limit the risk that our business may be treated as managed from or carried on in Norway and has concluded that, provided we adopt these measures and otherwise conduct our affairs in a manner consistent with our Norwegian tax counsel’s advice, which we intend to do, our business should not be treated as managed from or carried on in Norway for taxation purposes, and consequently, Non-Norwegian Holders should not be subject to tax in Norway solely by reason of the acquisition, holding, disposition or redemption of their common units. Nonetheless, there is no legal authority addressing our specific circumstances, and conclusions in this area remain matters of interpretation. Thus, it is possible that the Norwegian taxation authority could challenge, or a court could disagree with, our position.
While we do not expect it to be the case, if the arrangements we propose to enter into result in our being considered to carry on business in Norway for the purposes of the Norwegian Tax Act on Income and Wealth, unitholders would be considered to be carrying on business in Norway and would be required to file tax returns with the Norwegian Tax Administration and, subject to any relief provided in any relevant double taxation treaty (including, in the case of holders resident in the United States, the U.S.-Norway Tax Treaty), would be subject to taxation in Norway on any income considered to be attributable to the business carried on in Norway.
United Kingdom Tax Consequences
The following is a discussion of the material United Kingdom tax consequences that may be relevant to current and prospective unitholders who are persons not resident, and not domiciled in the United Kingdom for taxation purposes and who do not acquire their units as part of a trade, profession or vocation carried on in the United Kingdom (“Non-UK Holders”).
Current and prospective unitholders who are, or have been, resident or domiciled in the United Kingdom for taxation purposes, or who hold their units through a trade, profession or vocation in the United Kingdom are urged to consult their own tax advisors regarding the potential United Kingdom tax consequences to them of an investment in our common units and are responsible for filing their own UK tax returns and paying any applicable UK taxes (which may be due on amounts received by us but not distributed). The discussion that follows is based upon current United Kingdom tax law and what is understood to be the current practice of Her Majesty’s Revenue and Customs as at the date of this prospectus, both of which are subject to change, possibly with retrospective effect.
Taxation of income and disposals.   We expect to conduct our affairs so that Non-UK Holders should not be subject to United Kingdom income tax, capital gains tax or corporation tax on income or gains arising from the Partnership. Distributions may be made to Non-UK Holders without withholding or deduction for or on account of United Kingdom income tax.
Stamp taxes.   No liability to United Kingdom stamp duty or stamp duty reserve tax should arise in connection with the issue of units to unitholders or the transfer of units in the Partnership.
EACH CURRENT AND PROSPECTIVE UNITHOLDER IS URGED TO CONSULT ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER ITS PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION
The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:
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directly to one or more purchasers;

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through agents;

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through underwriters, brokers or dealers; or

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through a combination of any of the above methods of sale.

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The applicable prospectus supplement relating to the securities will set forth, among other things:

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the offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the proceeds to us or the selling unitholder from such sale;

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any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

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in the case of debt securities, the interest rate, maturity and any redemption provisions;

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in the case of debt securities that are convertible into or exchangeable for other securities, the conversion or exchange rate and other terms, conditions and features; and

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any securities exchanges on which the securities may be listed.

We will fix a price or prices of our securities at:
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market prices prevailing at the time of any sale under this registration statement;

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prices related to market prices; or

•
negotiated prices.

We may change the price of the securities offered from time to time.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we or the selling unitholder utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific civil liabilities, including liabilities under the Securities Act. Certain of the underwriters and their affiliates may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
In compliance with the guidelines of FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.
We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common units, or sales made to or through a market maker other than on an exchange. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

SELLING UNITHOLDER
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 9,920,267 common units owned by Knutsen NYK Offshore Tankers AS, the selling unitholder. In addition to holding the common units in us, the selling unitholder also owns 208,333 Series A Preferred Units and 252,405 Class B Units and the ownership interests in our general partner. See “About KNOT Offshore Partners LP” for additional information regarding our relationship with the selling unitholder.
The following table sets forth information relating to the selling unitholder as of September 11, 2023 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.
	Common Units Owned Prior To Offering	Common Units Being Offered	Common Units Owned After Offering
Selling Unitholder			Number of Units(1)	Percentage(2)
Knutsen NYK Offshore Tankers AS(3)	10,010,635	9,920,267	90,368	0.2%

(1)
Assumes the sale of all common units held by the selling unitholder offered by this prospectus.

(2)
Based on 34,045,081 common units outstanding as of September 11, 2023 and 4,403,222 common units into which the 3,541,666 Series A Preferred Units were convertible at September 11, 2023.

(3)
KNOT is a joint venture between TS Shipping Invest AS (“TSSI”) and NYK Holding (Europe) B.V. (“NYK Europe”), each of which owns a 50% interest in KNOT. Includes common units held by our general partner, a wholly-owned subsidiary of KNOT. NYK Europe is a wholly owned subsidiary of Nippon Yusen Kabushiki Kaisha (“NYK”), a broadly owned Japanese public company. TSSI is a wholly owned subsidiary of Seglem Holding AS (“Seglem Holding”), of which 70% is owned by Trygve Seglem, the Partnership’s chairman of the board, with the remainder owned by members of his immediate family. Accordingly, each of NYK Europe, NYK, TSSI, Seglem Holding and Trygve Seglem may be deemed to share beneficial ownership of the common units, Class B Units and Series A Preferred Units of the Partnership beneficially held by KNOT and the 1.83% general partner interest held by the Partnership’s general partner. Included in the number of common units beneficially owned are 259,012 common units, which represent the common units into which the 208,333 Series A Preferred Units beneficially owned were convertible at September 11, 2023. Common units issuable upon conversion of the Class B Units are not included in the number of common units beneficially owned.

The prospectus supplement for any offering or our common units by the selling unitholder will set forth the following information with respect to the selling unitholder:
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the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

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the number of common units owned by the selling unitholder prior to the offering;

•
the amount of common units to be offered for the selling unitholder’s account; and

•
the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for U.S. investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to accept service of process on our behalf in the United States.
Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.
Our partnership agreement is governed by Marshall Islands law. Our partnership agreement requires that any claims, suits, actions or proceedings:
•
arising out of or relating in any way to our partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, our limited partners or us);

•
brought in a derivative manner on our behalf;

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asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or our limited partners;

•
asserting a claim arising pursuant to any provision of the Marshall Islands Limited Partnership Act; and

•
asserting a claim governed by the internal affairs doctrine

shall be exclusively brought in the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in each case regardless of whether such claims, suits, actions or proceedings arise under laws relating to contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, unless otherwise provided for in the Marshall Islands Limited Partnership Act, in connection with any such claims, suits, actions or proceedings. This exclusive forum provision does not apply to actions arising under the Securities Act or the Exchange Act.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Baker Botts L.L.P. and (b) the validity of the equity securities and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for us by Watson Farley & Williams LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The consolidated financial statements of KNOT Offshore Partners LP appearing in KNOT Offshore Partners LP’s Annual Report (Form 20-F) for the year ended December 31, 2022, and the effectiveness of KNOT Offshore Partners LP’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Ernst & Young AS is located at Stortorvet 7, 0155 Oslo, Norway.

EXPENSES
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee.
U.S. Securities and Exchange Commission registration fee		$33,416*
New York Stock Exchange listing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving costs		**
Transfer agent fees and other		**
Miscellaneous		**
Total	$	**

*
Includes the $33,416 previously paid in connection with unsold securities pursuant to Rule 457(p).

**
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

Up to $100,000,000 Maximum Aggregate Offering Price of
Common Units Representing Limited Partner Interests
KNOT Offshore Partners LP
PROSPECTUS SUPPLEMENT
B. Riley Securities
November 2, 2023